UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 21, 2016

Date of Report (Date of earliest event reported)

ALTRA INDUSTRIAL MOTION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts		02184
(Address of principal executive offices)		(Zip Code)

(781) 917-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 21, 2016, Altra Industrial Motion Corp. (“the Company”) announced certain unaudited financial results for the quarter ended September 30, 2016. A copy of the announcement is attached hereto as Exhibit 99.1, which is incorporated by reference herein. On October 21, 2016, the Company will hold a conference call with investors to discuss unaudited results for the quarter ended September 30, 2016. The chart presentation to be used during the call is attached hereto as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On October 21, 2016, the Company issued press releases announcing its plan to acquire the Stromag business and an amendment to its credit facility.  These press releases are attached hereto as Exhibit 99.3 and 99.4, respectively.

The information in this Item 7.01, including Exhibit 99.3 and 99.4, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Altra Industrial Motion Corp., dated October 21, 2016.

99.2	Charts to be used during the investor conference call on October 21, 2016.

99.3	Press release of Altra Industrial Motion Corp., dated October 21, 2016 announcing the agreement to acquire the Stromag business from GKN plc.

99.4	Press release of Altra Industrial Motion Corp., dated October 21, 2016 announcing the credit agreement amendment.

EXHIBIT INDEX

99.1	Press release of Altra Industrial Motion Corp., dated October 21, 2016.

99.2	Charts to be used during the investor conference call on October 21, 2016.

99.2	Press release of Altra Industrial Motion Corp., dated October 21, 2016 announcing the agreement to acquire the Stromag business from GKN plc.

99.4	Press release of Altra Industrial Motion Corp., dated October 21, 2016 announcing the credit agreement amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA INDUSTRIAL MOTION CORP.

/s/ Carl R. Christenson
Name:	Carl R. Christenson
Title:	Chairman and Chief Executive Officer

Date: October 21, 2016